UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 4, 2005 (May 3, 2005)

HEALTH OUTCOMES MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

                              Minnesota                                         0-9587                                      41-1546471
     (State or Other Jurisdiction of Incorporation or Organization)     (Commission File Number)     (IRS Employer Identification Number)

525 Washington Blvd.
Jersey City, New Jersey 07310
(Address of Principal Executive Offices, including Zip Code)

(201) 216-0100
(Registrant's Telephone Number, including Area Code)

8311 Windbreak Trail N.
St. Paul, Minnesota 55042
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 3, 2005, the Company issued a press release announcing the merger of Hudson Securities, Inc. with a wholly-owned subsidiary of the Company, whereby Hudson Securities, Inc. was the surviving corporation in such merger. In connection with the merger, the Company issued an aggregate of 154,672,671 shares of its common stock to the former shareholders of Hudson Securities, Inc. Please see the press release attached hereto as Exhibit 99.1 for a more detailed description of this transaction.

Item 9.01 Financial Statements and Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit No.       Description
99.1                   Press Release dated May 3, 2005

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH OUTCOMES MANAGEMENT INC.

/s/ Martin Cunningham
Martin Cunningham, Chief Executive Officer

Date:  May 3, 2005